EXHIBIT 10.6

HSBC Bank USA, National Association
New York, NY 10018
Fax: (212) 525-5517

TO:  Adam Mizel
Email: amizel@cinedigm.com

FROM: Christian McGreevy
Fax: 212-525-5517

CC: Michael Nilsen
Email: michael.nilsen@ge.com

DATE: June 8, 2010

REFERENCE NUMBER: 545025HN

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the “Transaction”).  This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the “Definitions”) are incorporated into this Confirmation.  In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete binding agreement between HSBC Bank USA, National Association (“Party A”) and Cinedigm Digital Funding I, LLC (“Party B”) as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purpose of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement as if the parties had executed an agreement in such form, with the modifications described herein (but without any Schedule (except for the election of the laws of the State of New York as the governing law and US Dollars as the Termination Currency)).  Unless otherwise expressly provided herein, in the event of any inconsistency between the provisions of the 2002 ISDA Master Agreement and this Confirmation, the Confirmation will prevail for purposes of this Transaction.  Annex 3 and. Section 6 of the ISDA 2002 Master Agreement Protocol as published by the International Swaps and Derivatives Association, Inc. on July 15, 2003 are incorporated into and apply to this Confirmation.

In addition, upon the execution by Party A and Party B of a Master Agreement (the “Agreement”), in the form published by the International Swaps and Derivatives Association, Inc., with such modifications as Party A and Party B shall in good faith agree in a Schedule thereto, this Confirmation will, if acknowledged in writing by General Electric Capital Corporation (the “GE Capital”), supplement, form a part of, and be subject to the Agreement and all provisions contained or incorporated by reference in such Agreement upon its execution shall govern this Confirmation. In the event of any conflict or discrepancy between the terms of Part 5(i) of such Schedule and the terms of this Confirmation, the terms of such Part of such Schedule shall govern and be controlling.

HSBC Bank USA, National Association
New York, NY 10018
Fax: (212) 525-5517

Party A and Party B agree to execute, not later than the date (the “Cut-Off Date”) that is the 30th calendar day after the Trade Date of the Transaction confirmed herein (or if such day is not a Business Day in respect of the applicable locations of the parties, the next succeeding Business Day) an Agreement as described in the preceding paragraph.  In the event that the parties do not execute an Agreement this Transaction will, automatically and without further action by the parties, terminate in accordance with Section 6(e)(ii) of the 2002 ISDA Master Agreement as though the Cut-Off Date were an Early Termination Date and both parties were Affected Parties for the purposes of this section.  For the avoidance of doubt, the rights and obligations of the parties relating to payment which have accrued under this Transaction on or prior to the Cut-Off Date (including without limitation, with respect to the Early Termination Amount arid any default interest thereon) shall remain in full force and effect.

This Transaction may not be amended, assigned or otherwise transferred to another party by Party A or Party B without an executed acknowledgment by GE Capital and Party A and Party B agree that any amendment or transfer without such acknowledgment shall be void and of no force or effect; provided that Party B hereby agrees and consents to any assignment by Party A of this Transaction and all rights to payment thereunder to GE Capital at any time and for any reason. It is further agreed that, upon such assignment, (i) Party A will relinquish all rights and will be released from its duties and obligations under this Transaction, and (ii) Party Band GE Capital will automatically and without further action on the part of any party, be deemed to have entered into a transaction containing the same terms as this Transaction, it being understood and agreed that such transaction shall not reinstate any Transaction that may have terminated hereunder.

1.           The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	As set forth in the Notional Amount Schedule below
Trade Date:	June 7, 2010
Effective Date:	June 15, 2011
Termination Date:	June 15, 2013, subject to adjustment in accordance with the Modified Following Business Day Convention

Notional Amount Schedule
Period Start Date:*	Period End Date:*	Notional Amount:
The Effective Date	June 15, 2012	33,333,333.33
June 15, 2012	The Termination Date	26,666,666.66

* Each of the Period Start and Period End Dates referred to in the table above will be subject to adjustment in accordance with the Modified Following Business Day Convention.

HSBC Bank USA, National Association
New York, NY 10018
Fax: (212) 525-5517

Fixed Amounts:

Fixed Rate Payer:	Party B
Fixed Rate Payer Payment Dates:
The 15th calendar day of each March, June, September and December, commencing on September 15, 2011 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	2.16000%
Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A
Floating Rate Payer Payment Dates:
The15th calendar day of each March, June, September and December, commencing on September 15, 2011 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period:	To be determined
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	Three month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period·
Business Days:	New York and London

HSBC Bank USA, National Association
New York, NY 10018
Fax: (212) 525-5517

Account Details:

Account for payments to Party A:	As per Standard Settlement Instructions (SSI)
Account for payments to Party B:	Please advise

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via fax an executed copy of this Confirmation to the attention of Christian McGreevye.  Upon execution by Party A and Party B, this Confirmation shall supersede and replace any prior agreement with respect to the Transaction set forth herein and any prior agreement with respect to such Transaction shall be of no further force or effect.  Failure by Party B to sign and return this Confirmation shall not affect the validity or enforceability of the relevant Transaction. .

HSBC BANK USA, NATIONAL ASSOCIATION		CINEDIGM DIGITAL FUNDING I, LLC

/s/ Katherine Ortega		/s/ Adam M. Mizel
Name:	KATHERINE ORTEGA	Name:	ADAM M. MIZEL
Title:	Vice President	Title:	Chief Financial Officer
ID #16364

Name:
Title:

Acknowledged for purposes of credit
support as of the date first written:
GENERAL ELECTRIC CAPITAL
CORPORATION

Name:
Title:	Vice President